Exhibit 99.1

GEN Restaurant Group Announces First Quarter 2025 Financial Results

CERRITOS, CA, May 13, 2025 - GEN Restaurant Group, Inc. (“GEN” or the “Company”) (Nasdaq: GENK), owner of GEN Korean BBQ, a fast-growing casual dining concept with an extensive menu and signature “grill at your table” experience, is announcing financial results for the first quarter ended March 31, 2025.

First Quarter 2025 Financial and Recent Operational Highlights

•
Total revenue grew 13.0% year-over-year to $57.3 million for the first quarter.
•
Restaurant-level adjusted EBITDA(1)increased 6.0% to $9.0 million compared to $8.4 million for the prior year period.
•
Same-store sales were down a modest 0.7% to being down 5.6% for all of 2024.
•
Opened six new locations in the first quarter, expanding total store count to 49 locations across eleven states. The Company remains on track to open 12 to 13 new stores in fiscal 2025, including three restaurants in South Korea.
•
Debuted inaugural dual-concept location in Austin, TX that combines Gen Korean BBQ and Kan Sushi, the Company’s new all-you-can eat, value-based restaurants.
•
The Company has more projects from its incubator division rolling out in 2025.
•
Cash and cash equivalents at March 31, 2025 was $15.4 million

(1) Adjusted EBITDA, restaurant-level adjusted EBITDA, and adjusted net income are non-GAAP measures. For reconciliations of adjusted EBITDA, restaurant-level adjusted EBITDA, and adjusted net income to the most directly comparable GAAP measure see the accompanying financial tables. For definitions and a discussion of why we consider them useful, see “Non-GAAP Measures” below.

Management Commentary

“We’re pleased to report a strong start to 2025, highlighted by the opening of six new restaurants, including our first dual-concept location in Austin which features both GEN Korean BBQ and our new Kan Sushi brand,” said David Kim, Chairman and Chief Executive Officer of GEN. “The successful launch of this new format from our incubator division reflects the versatility and appeal of our brand portfolio, and we believe this new all-you-can-eat concept can open the door to compelling growth opportunities in both existing and new markets. Despite a more cautious consumer spending environment and continued macroeconomic headwinds, we delivered solid performance across the portfolio with a sequential improvement in comparable restaurant sales in Q1. This reflects growing traction from our strategic pricing actions, premium menu offerings, and the continued success of our recent openings. In this more cautious consumer environment, we are also increasingly seeing new guests recognize GEN for its unique, high-quality experience at an accessible price point.

“Looking to the remainder of 2025, our development pipeline remains robust, and we are on track to achieve our full-year goal of 12 to 13 new restaurants, including our first three international locations in South Korea. We’re encouraged by the early success of our dual-concept format as a potential lever for future growth. With that, our full-year outlook anticipates restaurant-level adjusted EBITDA margin in the 17% to 18% range, and $245 to $250 million in total revenue, with an annual run rate approaching $300 million once all our new restaurants are open. With strong cash flow and over $15 million in cash and cash equivalents, no material long-term debt, and full availability of our $20 million line of credit, we are in excellent position to execute our strategic priorities. With growing brand awareness, compelling unit economics, and disciplined execution, we remain confident in our ability to drive sustained, profitable growth in 2025 and beyond.”

First Quarter 2025 Financial Results

Total revenue increased 13.0% to $57.3 million in the first quarter of 2025 compared to $50.8 million in the first quarter of 2024. Comparable restaurant sales in the first quarter of 2025 decreased to a modest 0.7% excluding the effect of February 29th, 2024.

Total restaurant operating expenses (excluding pre-opening expenses) as a percentage of revenue increased 120 basis points to 88.0% in the first quarter of 2025 from 86.8% in the first quarter of 2024. The year-over-year changes as a percentage of revenue are primarily driven by the following:

•
Cost of goods sold increased by 20 basis points compared to the first quarter of 2024, primarily as a result of additional restaurants in operation and inflationary cost increases. There was minimal impact from the Company’s premium menu rollout. Cost of goods sold decreased by 50 basis points compared to the fourth quarter of 2024.
•
Payroll and benefits decreased 10 basis points compared to the first quarter of 2024.
•
Occupancy costs increased 40 basis points compared to the first quarter of 2024, primarily due to new restaurant openings.
•
Other operating costs increased by 30 basis points compared to the first quarter of 2024.
•
Depreciation and amortization increased 50 basis points compared to the first quarter of 2024.
•
Restaurant pre-opening expenses increased to $2.6 million for the first quarter of 2025 from $1.9 million in the first quarter of 2024 due to six new restaurant openings compared to two openings in the prior year period.

General and administrative expenses, excluding non-cash stock compensation expenses, for the first quarter of 2025 increased to $5.6 million, or 9.8% as a percentage of total revenue, largely reflecting increased personnel required for new restaurant development and additional marketing and legal expenditures.

Net loss before income taxes was $2.1 million, which equated to $(0.06) per diluted share of Class A common stock for the first quarter of 2025, compared to net income before income taxes of $3.8 million, which equated to $0.11 per diluted share of Class A common stock in the first quarter of 2024. The prior year period included a one-time gain of $3.4 million related to the acquisition of the Company’s 50% partner in GKBH Restaurant LLC, which included acquiring the rights the partner had to participate in future GEN restaurants in the State of Hawaii, on February 19, 2024. The decrease was primarily attributable to higher costs related to new restaurant development, including pre-opening costs. Adjusted net income was $1.4 million, which equated to $0.04 per diluted share of Class A common stock for the first quarter of 2025.

Adjusted EBITDA was $1.2 million or 2.2% of revenue inclusive of pre-opening expenses of approximately $2.6 million for the first quarter of 2025, compared to $6.4 million or 12.5% of revenue inclusive of pre-opening expenses of $1.9 million in the prior year period. The prior year period includes the aforementioned $3.4 million one-time gain from the partner buyout. Excluding the gain, adjusted EBITDA for the first quarter of 2024 would have been $3.0 million.

As of March 31, 2025, the Company had $15.4 million in cash and cash equivalents. The Company continues to operate with no material long-term debt and has access to $20.0 million in total available liquidity.

Non-GAAP Measures

Restaurant-level adjusted EBITDA represents income (loss) from operations plus adjustments to add-back the following expenses: depreciation and amortization, pre-opening costs, general and administrative expenses, and non-cash lease expense. Management believes that restaurant-level adjusted EBITDA is useful to investors because this measure highlights trends in our core business that may not otherwise be apparent to investors when relying solely on GAAP financial measures and enabling investors to more effectively compare the Company’s performance to prior and future periods.

Adjusted EBITDA represents net income (loss) before net interest expense, income taxes, depreciation and amortization, and we also exclude non-recurring items, such as stock-based compensation expense, gain on extinguishment of debt, and Restaurant Revitalization Fund, or RRF, grants, employee retention credits, litigation accruals, non-cash lease expenses and non-cash lease expense related to pre-opening costs. Management believes that Adjusted EBITDA is useful to investors because this measure highlights trends in our core business that may not otherwise be apparent to investors when relying solely on GAAP financial measures and enabling investors to more effectively compare the Company’s performance to prior and future periods.

Adjusted Net Income represents net (loss) income plus pre-opening costs, gain on remeasurement of previously held interest and non-cash stock-based compensation, and net of the tax impact of all adjustments. Management believes that adjusted net income is useful to investors because this measure highlights trends in our core business that may not otherwise be apparent to investors when relying solely on GAAP financial measures and enabling investors to more effectively compare the Company’s performance to prior and future periods.

Conference Call

GEN will conduct a conference call today at 5:00 p.m. Eastern time to discuss its financial results for the first quarter 2025 ended March 31, 2025.

Chairman and Chief Executive Officer David Kim and Chief Financial Officer Tom Croal will host the conference call, followed by a question-and-answer session.

Date: Tuesday, May 13, 2025

Time: 5:00 p.m. Eastern time (2:00 p.m. Pacific time)

Toll-free dial-in number: 1-844-825-9789

International dial-in number: 1-412-317-5180

Conference ID: 10199261

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Group at 949-574-3860.

The conference call will be broadcast live via webcast here and available for replay via the investor relations section of the Company’s website at www.genkoreanbbq.com.

A telephonic replay of the conference call will also be available after 8:00 p.m. Eastern Time on the same day through May 20, 2025.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671

Replay ID: 10199261

About GEN Restaurant Group, Inc.

GEN Korean BBQ is one of the largest Asian casual dining restaurant concepts in the United States. Founded in 2011 by two Korean immigrants in Los Angeles, the brand has now grown over 40 company-owned locations where guests serve as their own chefs, preparing meals on embedded grills in the center of each table. The extensive menu consists of traditional Korean and Korean-American food, including high-quality meats, poultry, seafood and mixed vegetables. With its unique culinary experience alongside its modern décor and lively atmosphere, GEN Korean BBQ delivers an engaging and interactive dining experience that appeals to a vast segment of the population. For more information, GenKoreanBBQ.com and follow the brand on Facebook and Instagram.

Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements may be identified by the use of words such as “believe,” “intend,” “expect”, “will,” “may”, and other similar words or expressions that predict or indicate future events. All statements that are not statements of historical fact are forward-looking statements, including any statements regarding our strategy, future operations, and growth prospects, any statements regarding future economic conditions or performance, any statements of belief or expectation, and any statements of assumptions underlying any of the foregoing or other future events. Forward-looking statements are based on current information available at the time the statements are made and on management’s reasonable belief or expectations with respect to future events, and are subject to risks and uncertainties, many of which are beyond the Company’s control, that could cause actual performance or results to differ materially from the belief or expectations expressed in or suggested by the forward-looking statements. Additional factors or events that could cause actual results to differ may also emerge from time to time, and it is not possible for the Company to predict all of them. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update any forward-looking statement to reflect future events, developments or otherwise, except as may be required by applicable law. Investors are referred to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, and in our subsequent filings with the Securities and Exchange Commission (“SEC”), which are available on the SEC’s website at www.sec.gov, for additional information regarding the risks and uncertainties that may cause actual results to differ materially from those expressed in any forward-looking statement

Investor Relations Contact:

Cody Slach

Gateway Group, Inc.

1-949-574-3860

GENK@gateway-grp.com

Media Relations Contact:

Zach Kadletz and Jade Bolton

Gateway Group, Inc.

1-949-574-3860

GENK@gateway-grp.com

GEN RESTAURANT GROUP

Condensed Consolidated Income Statements

(in thousands, except per share amounts)

	Three months ended March 31,
	2025	2024
	(unaudited)
Revenue	$57,337	$50,760
Restaurant operating expenses:
Food cost	19,262	16,968
Payroll and benefits	18,189	16,152
Occupancy expenses	5,091	4,293
Operating expenses	5,926	5,098
Depreciation and amortization	1,993	1,537
Pre-opening costs	2,648	1,901
Total restaurant operating expenses	53,109	45,949
General and administrative	6,370	4,674
Depreciation and amortization - corporate	34	29
Total costs and expenses	59,513	50,652
(Loss) income from operations	(2,176)	108
Gain on remeasurement of previously held interest	—	3,402
Interest income (expense), net	60	276
Equity in income (loss) of equity method investee	—	(17)
Net (loss) income before income taxes	(2,116)	3,769
(Benefit) provision for income taxes	(152)	71
Net (loss) income	(1,964)	3,698
Less: Net income (loss) attributable to noncontrolling interest	(1,663)	3,202
Net (loss) income attributable to GEN Restaurant Group, Inc.	(301)	496

Net (loss) income attributable to Class A common stock per share - basic and diluted	$(301)	496

Weighted-average shares of Class A common stock outstanding - basic	5,013	4,324
Weighted-average shares of Class A common stock outstanding - diluted	5,013	4,324

Net income (loss) before taxes per share	$(0.06)	$0.11
Net income (loss) per share of Class A common stock - diluted	$(0.06)	$0.11

GEN RESTAURANT GROUP

Selected Balance Sheet Data and Selected Operating Data

(in thousands, except restaurants and percentages)

	Three months ended March 31,
	2025	2024
(amounts in thousands)
Selected Balance Sheet Data:
Cash and cash equivalents	$15,364	$23,675
Total assets	$232,363	$240,415
Total liabilities	$188,071	$194,798
Total Stockholders' equity	$42,792	$44,117

	Three months ended March 31,
	2025	2024
Selected Operating Data	(unaudited)
Restaurants at end of period	49	39
Comparable restaurant sales performance	(0.7)%	(1.8)%
Net (loss) income	$(1,964)	$3,698
Net (loss) income margin	(3.4)%	7.3%

Adjusted EBITDA	$1,249	$2,964
Adjusted EBITDA margin	2.2%	5.8%

(Loss) income from operations	$(2,176)	$108
(Loss) income from operations margin	(3.8)%	0.2%

Restaurant level Adjusted EBITDA	8,959	8,433
Restaurant level Adjusted EBITDA margin	15.6%	16.6%

GEN RESTAURANT GROUP

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

(in thousands, except percentages)

(amounts in thousands)	Three months ended March 31,
	2025	2024

EBITDA:
Net (loss) income	$(1,964)	$3,698
Net (loss) income Margin	(3.4)%	7.3%
Interest income, net	(60)	(276)
(Benefit) provision for income taxes	(152)	71
Depreciation and amortization	2,027	1,566
EBITDA	$(149)	$5,059
EBITDA Margin	(0.3)%	10.0%

Adjustments to EBITDA:
EBITDA	$(149)	$5,059
Stock-based compensation expense (1)	734	759
Gain on remeasurement of previously held interest (2)	—	(3,402)
Non-cash lease expense (3)	90	184
Non-cash lease expense related to pre-opening costs (4)	574	364
Adjusted EBITDA	$1,249	$2,964
Adjusted EBITDA Margin	2.2%	5.8%

Reconciliation of Income from Operations to Restaurant-level Adjusted EBITDA

(in thousands, except percentages; unaudited)

	Three Months Ended March 31,
	2025	2024

Income (loss) from Operations	$(2,176)	$108
Income Margin from Operations	(3.8)%	0.2%
Depreciation and amortization	2,027	1,566
Pre-opening costs	2,648	1,901
General and administrative	6,370	4,674
Non-cash lease expense	90	184
Restaurant-Level Adjusted EBITDA	$8,959	$8,433
Restaurant-Level Adjusted EBITDA Margin	15.6%	16.6%

(1) Stock-based compensation expense: During the three and twelve months ended December 31, 2024 and 2023 , we incurred expenses related to the granting of Restricted Stock Units (“RSUs”) to employees.

(2) Gain on remeasurement of previously held interest: During the first quarter of 2024, we reported a non-recurring, one time gain on the acquisition of GKBH.

(3) Non-cash lease expense related to pre-opening costs: This reflects cost for stores in development in which the lease expense is greater than the contractual rent.

(4) Non-cash lease expense related to pre-opening costs: Costs for stores in development in which the lease expense is greater than the contractual rent.

Reconciliation of Net Income before income taxes to Adjusted Net Income and Adjusted Net Income EPS

(in thousands, except percentages; unaudited)

	Three months ended March 31,
(in thousands, except per share amounts)	2025	2024
	(unaudited)
Net (loss) income	$(1,964)	$3,698
Pre-opening costs	2,648	1,901
Gain on remeasurement of previously held interest	—	(3,402)
Stock-based compensation	734	759
Tax impact of adjustments	(155)	(30)
Benefit (provision) for income taxes	152	(71)
Adjusted Net income	1,415	2,855
Less: Adjusted net income attributable to noncontrolling interest	1,199	2,472
Adjusted net income attributable to GEN Restaurant Group, Inc.	216	383

Adjusted Net income attributable to Class A common stock per share - basic and diluted	$216	$383

Weighted-average shares of Class A common stock outstanding - basic	5,013	4,324
Weighted-average shares of Class A common stock outstanding - diluted	5,013	4,324

Adjusted Net (loss) income per share of Class A common stock - basic	$0.04	$0.09
Adjusted Net (loss) income per share of Class A common stock - diluted	$0.04	$0.09